SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                      FORM 8-K/A

                    Amendment No. 1
         (Amending Items 7(a), 7(b) and 7(c))

                    CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities
                 Exchange Act of 1934

   Date of Report (Date of earliest event reported):
                   October 14, 1998



             VENTANA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)


      Delaware            2-20931            94-2976937
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


    3865 North Business Center Drive
          Tucson, Arizona                      85705
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (520) 887-2155

     This Amendment No. 1 to Form 8-K supplements the
Form 8-K filed on October 28, 1998 by the Company. At the time of the filing of the Form 8-K, it was impracticable for the Company to provide the financial statements of the business acquired and the pro forma financial information required by Items 7(a) and 7(b).

Item 7.  Financial Statements and Exhibits

          (a)  Audited Financial Statements as of April
          30, 1998 and 1997 of Biotechnology Tools,
          Inc.

               Unaudited Interim Financial Statements
          as of and for the five months ended September
          30, 1998 of Biotechnology Tools, Inc.

          (b)  Pro forma Financial Information

               Included in this Report is the following pro forma financial information:

                    1.   Unaudited Pro Forma Condensed
               Consolidated Balance Sheet as of
               September 30, 1998.

                    2.   Unaudited Pro Forma Condensed
               Consolidated Statement of Operations for the year ended December 31, 1997.

                    3.   Unaudited Pro Forma Condensed
               Consolidated Statement of Operations for the nine months ended September 30, 1998.

                    4.   Notes to Unaudited Pro Forma
               Condensed Consolidated Financial
               Statements.

               (c)  Exhibits

                    23.1 Consent of Kempisty and
               Company.

Item 7(a)

          Board of Directors and Stockholders
               Biotechnology Tools, Inc.

We have audited the accompanying balance sheets of
Biotechnology Tools, Inc. (Formerly Research and
Manufacturing Company Inc.) as of April 30, 1998 and
1997, and the related statements of operations,
shareholders' equity and cash flows for each of the two
years in the period ended April 30, 1998.  These
financial statements are the responsibility of the
Company's management.  Our responsibility is to express
an opinion on these financial statements based on our
audits.   We conducted the audits in accordance with
generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biotechnology Tools, Inc. as of April 30,
1998 and 1997, and the results of its operations, shareholders' equity and cash flows for each of the two years in the period ended April 30, 1998 in conformity with generally accepted accounting principles.


Kempisty & Company
Certified Public Accountants PC
New York, New York
August 20, 1998

                BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)


                  FINANCIAL STATEMENTS

               YEAR ENDED  APRIL 30, 1996


CONTENTS

Report of Independent Auditors                                    1

Financial Statements

Balance Sheets                                                    2

Statements of Operations                                          4

Statements of Stockholders' Equity                                5

Statements of Cash Flows                                          6

Notes to Financial Statements                                     7-12

               BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

                    BALANCE SHEETS


                                                   April 30,
                                                1998       1997
     ASSETS
 Current Assets
   Cash                                       $ 1,782     $ 11,182
   Accounts receivable (net of
     allowance for doubtful accounts
     of $55,000 in 1997 and 1998)             826,566      462,528
   Due from factor (Note 3)                    97,635       15,965
   Inventories (Note 5)                     1,374,519    1,607,399
           Total Current Assets             2,300,502    2,097,074

 Property, plant and equipment
   Furniture and fixtures                     118,790      118,120
   Machinery and equipment                    348,640      343,640
                                              467,430      461,760

 Less accumulated depreciation
   and amortization                         (460,731)    (449,099)
                                                6,699       12,661

 Inventories - noncurrent (Note 5)            144,286      168,733

 Other Assets
   Deposits receivable                         32,172       13,110
   Employee advances                            2,066            -
           Total Other Assets                  34,238       13,110
 TOTAL ASSETS                              $2,485,725   $2,291,578

           See notes to financial statements

               BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

                    BALANCE SHEETS



                                                    April 30,
                                                 1998       1997
     LIABILITIES & STOCKHOLDERS' EQUITY
 Current liabilities:
  Bank overdraft                               $66,590     $      -
  Accounts payable                             852,998      938,012
  Accrued expenses                             300,902      297,829
  Debentures payable (Note 6)                   63,705      229,705
  Taxes payable                                 25,860       16,500
  Deferred revenue                             142,131      150,731
  Due to affiliates                            113,920      111,620
  Due to officers (Note 4)                     440,578      446,453
  Advance from Sherwood Medical                355,580      355,580
          Total Current Liabilities          2,362,264    2,546,430

 Commitments (Note 9)

 Stockholders' Equity
  Common stock, $.001 par value,
    20,000,000 shares authorized,
    3,789,100 and 3,789,100 shares
    issued and outstanding (Note 9)              3,789        3,789
  Subscriptions receivable                     (2,345)      (2,345)
  Preferred stock $.01 par value,
    1,000,000 shares authorized,
    no shares issued or outstanding                  -            -
  Additional paid-in capital                 1,020,699    1,020,699
  Retained earnings (deficit)                (898,682)  (1,276,995)
          Total Stockholders' Equity           123,461    (254,852)
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY   $2,485,725   $2,291,578


           See notes fo financial statements

               BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

               STATEMENTS OF OPERATIONS



                                             April 30,
                                          1998       1997

 Net sales                            $5,384,611   $4,909,478
 Cost of goods sold                    2,941,369    2,745,855
 Gross margin                          2,443,242    2,163,623

 Operating expenses:
 Selling, general and administrative   1,990,115    3,151,176
 Interest                                 98,700      208,847
 Total operating expenses              2,088,815    3,360,023
 Income (loss) from operations           354,427  (1,196,400)

 Other income (expense)                        -            -
 Gain on sale of building                      -      628,559
 Interest income                             162           85
 Gain on extinguishment of debt           10,724      425,804
 Gain on sale of equipment                13,000            -
 Income (loss) before income taxes       378,313    (141,952)

 Income taxes (Note 8)                         -            -
 Income (loss) from continuing
   operations                            378,313    (141,952)

 Net income (loss)                       378,313    (141,952)

 Net income (loss) per common share       $ 0.10     $ (0.04)

 Average number of common shares       3,789,100    3,904,742

 Dividends per common share           $        -   $        -

          See notes to financial statements.

              BIOTECHNOLOGY TOOLS, INC.
 (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
          STATEMENTS OF STOCKHOLDERS' EQUITY

                             Common Stock      Additional                     Retained
                          ($.001) Par Value     Paid-In      Subscription    Earnings
                          Shares      Amount    Capital       Receivable      (Deficit)      Total

Balance April 30, 1996  4,101,762     $4,102   $1,099,492       $(2,500)    $(1,213,994)  $(112,900)

Cancellation of stock
issued for services     (157,900)      (158)     (78,793)              -          78,951           0

Cancellation of stock
issued for subscription
receivable              (154,762)      (155)            -            155               -           0

Net loss                        -          -            -              -       (141,952)   (141,952)

Balance April 30, 1997  3,789,100      3,789    1,020,699        (2,345)     (1,276,995)   (254,852)

Net income                      -          -            -              -         378,313     378,313

Balance April 30, 1998  3,789,100     $3,789   $1,020,699       $(2,345)      $(898,682)    $123,461


          See notes to financial statements.

                 BIOTECHNOLOGY TOOLS, INC.

      (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

                 STATEMENTS OF CASH FLOWS



April 30,
                                                 1998       1997
  Cash Flows From Operating Activities:
 Net income (loss)                             $378,313     $(141,952)
 Adjustments to reconcile net loss
   to net cash used in operating
   activities:
 Depreciation and amortization                   11,632       58,977
 Gain on cancellation of debt                  (10,724)     (425,804)
 Gain on sale of fixed assets                         -     (628,558)
 Changes in operating assets and liabilities:
 Accounts receivable - trade                  (364,038)      (81,729)
 Income tax receivable                                -        57,757
 Due from factor                               (81,670)       151,041
 Due from affiliates                              2,300       130,242
 Inventories                                    257,327       212,398
 Other assets                                  (21,128)       142,880
 Accounts payable and accrued expenses         (15,351)     (890,534)
 Income taxes payable                             9,360        16,500
 Due to officers                                 (5,875)      437,693
 Other liabilities                               (8,600)     (13,116)
  Cash provided by operating activities          151,546    (974,205)

  Cash Flow From Investing Activities:
 Sale of property, plant and equipment           (5,670)    1,750,134
  Cash used in investing activities              (5,670)    1,750,134

  Cash Flows From Financing Activities:
 Principal payment of long term debt           (155,276)    (810,361)
  Cash used in financing activities            (155,276)    (810,361)

 Net decrease in cash                            (9,400)     (34,432)
 Cash, beginning of the year                      11,182       45,614
 Cash, end of the year                           $  1,78     $ 11,182

 Supplementary cash flow information:
   Taxes paid                                    $     -     $      -
   Interest paid                                 $90,000     $ 82,000

          See notes to financial statements.

               BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

             NOTES TO FINANCIAL STATEMENTS

                    APRIL 30, 1998

1. - DESCRIPTION OF BUSINESS

   Biotechnology Tools, Inc. (BTI or the Company) a
   Delaware Corporation (formerly Research and
   Manufacturing Company, Inc.) manufactures and markets a wide range of microtome products, cryogenic hardware and peripheral equipment, primarily for research and educational insitutions in the United States, Europe and the Far East.

2. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. Revenue Recognition

     Sales are recorded when goods are shipped and profit is recognized at that time. Revenue from service contracts is deferred and taken into income on a straight-line basis over the period of the contract.


   b. Inventories

     Inventories are stated at the lower of cost or market. Cost is computed on the first-in, first-out basis. A certain portion of the Company's inventories consists of parts maintained solely for the repair and/or replacement of finished products previously sold. However, management cannot predict the anticipated future demand or usage for such inventories. These parts are classified as inventory - noncurrent.

   c. Property, Plant and Equipment

     Property, plant and equipment are stated at cost.
     Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

     Leasehold improvements        life of lease
     Furniture and fixtures              7 years
     Machinery and equipment             5 years

     Expenditures for major renewals and betterments are capitalized while repairs and maintenance are expensed.

   d. Research and Development Costs

     For financial reporting purposes, all costs of research and development activities are expensed as incurred.

               BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

             NOTES TO FINANCIAL STATEMENTS

                    APRIL 30, 1998

   e.  Income Taxes

      The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce the carrying amount of deferred tax assets to their net realizable value.

   f.   Use of Estimates

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses, during the reporting period. Actual results could differ from those estimates.

      g.  Fair Value of Financial Instruments

      The Company's cash and accounts receivable represent financial instruments as defined by Statement of Financial Accounting Standards No.
      107, Disclosures About Fair Value of Financial
      Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value, due to their current maturities.

      h.  Net Income (Loss) Per Share

      Net income (loss) per common share is based upon the weighted average number of common shares outstanding during the periods presented.

3. - RECEIVABLES

   The Company sells some of its commercial credit accounts to a factor. Under the agreement, the Company sells the receivables at a discount and when the receivable is paid the discount is rebated to the Company less a fee based upon the length of time the receivable is outstanding. At April 30, 1997, and April 30, 1998, the outstanding balance of commercial credit accounts sold to the factor was approximately $258,180 and $517,400 respectively. The Company has provided an allowance for doubtful accounts of $55,000 at April
   30, 1997 and 1998, which is believed to adequately

               BIOTECHNOLOGY TOOLS, INC.

     (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

            NOTES TO FINANCIAL STATEMENTS


                     APRIL 30, 1998

4. - LIQUIDITY

The Company's current liabilities exceed current assets at April 30, 1998 by $ 61,762. In addition, the
Company is currently in default on its' debentures payable. However, current liabilities include $440,578 of deferred payroll due to officers with no definite payback period, but is classified as current for financial statement purposes. Although management believes that cash generated from operations should provide the necessary working capital to sustain the business in the short-term, there can be no assurance that the Company may not experience adverse market conditions or other unfavorable events.


5. - INVENTORIES

     Inventories consist of the following:

                                         April 30,
                                      1998       1997

     Raw materials and components   $1,123,702  $1,243,974
     Work in process                   172,932     341,022
     Finished goods                    222,171     191,136

       Total inventories             1,518,805   1,776,132

     Less amount classified as
       noncurrent                      144,286     168,733

     Current portion               $ 1,374,519 $ 1,607,399

Inventory of $144,286 and $168,733 at April 30, 1998
and 1997, respectively, shown on the balnace sheet as a noncurrent asset, represents that portion of the inventory that is not expected to be sold currently.

                BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

              NOTES TO FINANCIAL STATEMENTS


                      APRIL 30, 1998


6. - DEBENTURES PAYABLE
                                              1998       1997

Subordinated debentures, maturing
  on July 1, 1996, quarterly principal
  payments plus interest at 12%.  This
  debt is in default as of October 26,
  1994 and is classified as currently
  payable.                                 $63,705     $63,705

7. - INCOME TAXES

     Income taxes included in the Statements of
Operations consist principally of federal and state
income taxes.  The provisions for income taxes for the
fiscal years ended April 30, 1998 and 1997 are as
follows:
                                      1998        1997
     Current:
       Federal                      $    -      $    -
       State                             -           -
     Total                          $    0      $    0

     The tax provision differs from the amounts computed using the statutory federal income tax rate as follows:

                                      1998       1997

     Provision (benefit) at
       statutory federal income
       tax rate                      35.0%      (35.0%)
     Provision (benefit) -
       state income tax               5.9         (5.9)
     Utilization of net operating
       loss carryforward           (40.9)             -
     Establishment of net
       operating loss carryforwards     -          40.9
                                        0             0

     The significant components of net deferred tax assets and liabilities as of April 30, are as follows:

                                      1998       1997

     Accrued liabilities and other    168,000   160,000
     Valuation allowance            (168,000) (160,000)
          Total deferred tax asset          0         0

                   BIOTECHNOLOGY TOOLS, INC.

    (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

                NOTES TO FINANCIAL STATEMENTS


                       APRIL 30, 1998


8. - COMMITMENTS

     The Company has entered into a lease agreement for office space. The lease expires in December 1999.
Additionally, the Company subleases shipping and warehouse space from an affiliate on a month to month basis. Rental expense under the operating lease and sublease for the fiscal year ended April 30, 1998 was $77,577. Remaining commitments under the lease mature as follows:

     Year ending
     April 30,                        Amount
     1999                           $ 78,107
     2000                             54,886
                                    $ 132,993

9.-  COMMON STOCK

     During 1997, the Company cancelled 157,900 shares of common stock previously issued to a consultant. The shares were cancelled for non-performance of the service contracted. Additionally, 154,762 shares of common stock subscribed to by a former officer were cancelled for not meeting the terms of the subscription agreement.

10. - RELATED PARTY TRANSACTIONS

     In 1998 the Company paid Biomatics, owned by its President David E. Simpson, approximately $47,700 for services provided to the Company by Biomatics in a prior year.

     The Company currently rents shipping and warehouse space from Denvu LLC, a company owned by it's Chairman and President on a month to month basis. The rent expense paid and accrued to Denvu during 1998 amounted to $9,200.

     The Company bills Denvu for use of its office supplies, shipping services, equipment and certain employees' time plus administrative overhead for measured services performed for Denvu. These charges amounted to approximately $82,000 for 1998 .

     Additionally, Denvu reimbursed the Company approximately $85,000 for payroll services performed by the Company. The above charges and reimbursement were recorded as an offset to the various expenses on the Company's books and have no effect on reported revenues and expenses or result in any income or loss.

     The Company purchases equipment and services related to its cryogenic product line from a company owned by the son of its Chairman. These purchases in 1998 and 1997 amounted to approximately $90,000 and $62,000 respectively.

              BIOTECHNOLOGY TOOLS, INC.

  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

           NOTES TO FINANCIAL STATEMENTS


                   APRIL 30, 1998

11. -   CONCENTRATION OF CREDIT RISK

     Trade receivables potentially subject the Company to credit risk. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company has historically incurred minimal credit losses

     The Company's broad range of customers include two of which account for a significant percentage of sales volume, as follows:

                                        1998       1997
         Fisher Scientific               25         19
         Nippon Automatic Control         6         11

12. -   SUBSEQUENT EVENTS

     Deferred Savings Plan

     Under section 401(k) of the Internal Revenue Code of 1986, the Board of Directors adopted, effective May
1, 1998, a tax-qualified deferred compensation plan for employees of the Company. Participants may make contributions which defer up to 20% of their total salary, up to a maximum for fiscal 1999 of $10,000.
The Company may, at its sole discretion, make cash contributions each plan year in amounts which match up to 100% of the salary deferred by the participants.

             BIOTECHNOLOGY TOOLS, INC.

(FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)

              FINANCIAL STATEMENTS

       FIVE MONTHS ENDED SEPTEMBER 30, 1998

Accountants' Review Report

 Board of Directors and Stockholders
 Biotechnology Tools, Inc.

 We have reviewed the accompanying balance sheet of Biotechnology Tools, Inc. (Formerly Research and
Manufacturing Company Inc.) as of September 30, 1998, and the related statements of operations, shareholders' equity and cash flows for the five months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Biotechnology Tools, Inc.

 A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

 Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.






Kempisty & Company
Certified Public Accountants PC
New York, New York
December 10, 1998

BIOTECHNOLOGY TOOLS, INC.
(FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
BALANCE SHEET
SEPTEMBER 30, 1998


      ASSETS
 Current Assets
   Cash                                            $    2,700
   Accounts receivable (net of allowance for
       doubtful accounts of $141,160)                 431,762
   Due from factor (Note 3)                           110,517
   Interest receivable from officers                  281,814
   Inventories (Note 5)                             1,521,354
   Prepaid expenses                                    11,878
           Total Current Assets                     2,360,025

 Property, plant and equipment
  Furniture and fixtures                              118,790
   Machinery and equipment                            422,037
                                                      540,827

 Less accumulated depreciation and amortization     (469,244)
                                                       71,583

 Inventories - noncurrent (Note 5)                    169,039

 Other Assets
   Deferred taxes                                     525,000
   Deposits receivable                                 23,278
           Total Other Assets                         548,278
 TOTAL ASSETS                                   $   3,148,925


See notes to financial statements.

                     BIOTECHNOLOGY TOOLS, INC.
        (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
                         BALANCE SHEET
                       SEPTEMBER 30, 1998


      LIABILITIES & STOCKHOLDERS' EQUITY
 Current liabilities:
  Bank overdraft                                 $    49,146
  Accounts payable                                   835,590
  Accrued expenses                                   306,926
  Payroll taxes payable                               34,692
  Customer prepayments                                42,525
  Debentures payable                                  63,705
  Taxes payable                                       25,860
  Deferred revenue                                   135,858
  Due to affiliates                                   73,013
  Due to officers                                    440,578
  Advance from Sherwood Medical                      200,000
  Note payable Ventana Medical                       200,000
  Other                                               13,383
  Capital lease obligations-current portion           10,797
          Total Current Liabilities                2,432,073

 Capital lease obligations (non-current)              53,649

 Commitments (Note 8)

 Stockholders' Equity
  Common stock, $.001 par value, 20,000,000
    shares authorized, 3,789,100 shares issued
    and outstanding                                    3,789
  Subscriptions receivable                       (1,172,619)
  Preferred stock $.01 par value, 1,000,000
    shares authorized, no shares issued or
    outstanding                                            -
  Additional paid-in capital                        2,190,973
  Retained earnings (deficit)                       (358,940)
          Total Stockholders' Equity                  663,203
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $ 3,148,925

See notes to financial statements.

                      BIOTECHNOLOGY TOOLS, INC.
        (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
                      STATEMENT OF OPERATIONS
           FOR THE FIVE MONTHS ENDED SEPTEMBER 30, 1998

 Net sales                                        $ 2,129,106
 Cost of goods sold                                 1,278,443
 Gross margin                                         850,663

 Operating expenses:
 Selling, general and administrative                1,290,936
 Interest                                              30,408
 Total operating expenses                           1,321,344
 Income (loss) from operations                      (470,681)

 Other income (expense):
 Interest income                                      281,910
 Gain on extinguishment of debt                       196,013
 Gain on sale of equipment                              7,500
 Income (loss) before income taxes                     14,742

 Income tax benefit                                   525,000

 Net income (loss)                                $   539,742

 Net income (loss) per common share               $      0.14

 Average number of common shares                    3,789,100

 Dividends per common share                       $         -

See notes to financial statements.


                  BIOTECHNOLOGY TOOLS, INC.
     (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
             STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE FIVE MONTHS ENDED SEPTEMBER 30, 1998


                              Common Stock         Additional                     Retained
                            ($.001) Par Value        Paid-In    Subscription      Earnings
                           Shares       Amount       Capital     Receivable       (Deficit)    Total
Balance April 30, 1998   3,789,100      $ 3,789    $ 1,020,699    $ (2,345)     $ (898,682)  $ 123,461

Increase in stock
 subscription                    -            -      1,170,274  (1,170,274)               -          0

Net income                       -            -              -            -         539,742    539,742

Balance September 30,
  1998                   3,789,100     $  3,789     $2,190,973 $(1,172,619)      $(358,940)  $ 663,203


See notes to financial statements.

                      BIOTECHNOLOGY TOOLS, INC.
          (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
                      STATEMENT OF CASH FLOWS
            FOR THE FIVE MONTHS ENDED SEPTEMBER 30, 1998

  Cash Flows From Operating Activities:

 Net income                                        $539,742
 Adjustments to reconcile net income
   to net cash used in operating activities:
 Depreciation and amortization                        8,513
 Increase in allowance for doubtful accounts         86,160
 Increase in reserve for obsolete inventory          41,480
 Gain from debt extinguishment                    (196,013)
 Income tax benefit                               (525,000)
 Changes in operating assets and liabilities:
 Decrease in accounts receivable - trade            349,077
 (Increase) in due from factor                     (12,882)
 (Increase) in interest receivable from officers  (281,814)
 (Increase) in inventories                        (213,068)
 (Increase) in prepaid expenses                    (11,878)
 Decrease in other assets                            10,960
 (Decrease) in bank overdraft                      (17,444)
 (Decrease) in accounts payable and accrued
   expenses                                        (11,384)
 Increase in payroll taxes payable                   34,692
 Increase in customer prepayments                    42,525
 (Decrease) in deferred revenue                     (6,273)
 (Decrease) in due to affiliates                   (40,907)
 Increase in other liabilities                       13,383
  Cash used in operating activities               (190,131)

  Cash Flows Used in Investing Activities:
 Equipment purchase                                (73,397)
  Cash used in investing activities                (73,397)

  Cash Flows From Financing Activities:
 Loan from Ventana Medical                          200,000
 Capital lease financing                             65,300
 Principal payment on capital lease                   (854)
  Cash provided by financing activities             264,446

 Net decrease in cash                                   918
 Cash, beginning of the year                          1,782
 Cash, end of the year                               $2,700

 Supplementary cash flow information:
   Taxes paid                                      $      -
   Interest paid                                    $30,408

See notes to financial statements.

               BIOTECHNOLOGY TOOLS, INC.
  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.
             NOTES TO FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998


1.     DESCRIPTION OF BUSINESS

       Biotechnology Tools, Inc. (BTI or the Company) a
Delaware Corporation (formerly Research and
Manufacturing Company, Inc.) manufactures and markets a wide range of microtorne products, cryogenic hardware and peripheral equipment, primarily for research and educational institutions in the United States, Europe and the Far East.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.     Revenue Recognition

       Sales are recorded when goods are shipped and profit is recognized at that time. Revenue from service contracts is deferred and taken into income on a straight-line basis over the period of the contract.

b.     Inventories

       Inventories are stated at the lower of cost or market. Cost is computed on the first-in, first-out basis. A certain protion of the Company's inventories consists of parts maintained solely for the repair and/or replacement of finished products previously sold. However, management cannot predict the anticipated future demand or usage for such inventories. these parts are classified as inventory - noncurrent.

c.     Property, Plant and Equipment

       Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

       Leasehold improvements      life of lease
       Furniture and fixtures            7 years
       Machinery and equipment           5 years

       Expenditures for major renewals and betterments are capitalized while repairs and maintenance are expensed.

d.     Research and Development Costs

       For financial reporting purposes, all costs of research and development activities are expensed as incurred.
For the five months ended September 30, 1998 the

Company expensed approximately $69,000 for research and development.

e.     Income Taxes

       The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws ezpected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce the carrying amount of deferred tax assets to their net realizable value.

f.    Use of Estimates

      The preparation of financial statements in accordance with generally accepted accounting principles requires managmeent to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses, during the reporting period. Actual results could differ from those estimates.

g.    Fair Value of Financial Instruments

      The Company's cash and accoutns receivable represent financial insturments as defined by Statement of Fiancial Accounting Standards No. 107, Disclosures
About Fair Value of Fiancial Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value, due to their current maturities.

h.     Net Income (Loss) Per Share

       Net income (loss) per common share is based upon the weighted average number of common shares outstanding during the periods presented.

3. -  RECEIVABLES

      The Company sells some of its commercial credit accounts to a factor. Under the agreement, the Company sells the receivables at a discount and when the receivable is paid the discount is rebated to the Company less a fee based upon the length of time the receivable is outstanding. At
September 30, 1998, the outstanding balance of commercial credit accounts sold to the factor was approximately $577,000. The Company has provided an allowance for doubtful accounts of $141,160 at September 30, 1998, which is believed to adequately cover its credit risk related to its accounts receivable.

               BIOTECHNOLOGY TOOLS, INC.
  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
             NOTES TO FINANCIAL STATEMENTS

                  SEPTEMBER 30, 1998


4. -  LIQUIDITY

      The Company's current liabilities exceed current assets at September 30, 1998 by $72,048. In addition, the Company is currently in default on its' debentures payable. However, current liabilities include approximately $425,000 of deferred payroll due to officers with no definite payback period, but is classified as current for financial statement purposes.

      Although management believes that cash generated from operations should provide the necessary working capital to sustain the business in the short-term, there can be no assurance that the Company may not experience adverse market conditions or other unfavorable events.

      During August 1998 the Company and Ventana Acquisitions
Corporation ("VAC") signed a definitive agreement of merger to be effective October 15, 1998. At the same time the parent of VAC lent the Company $200,000.

5. -  INVENTORIES

      Inventories at September 30, 1998 consist of the following:

      Raw materials and components          $1,362,595
      Work in process                          396,558
      Finished goods                           194,891
      Reserve for obsolete inventory         (263,651)

        Total inventories                    1,690,393

      Less amount classified as noncurrent     169,039

      Current portion                       $1,521,354

      Inventory of $169,039 at September 30, 1998, shown on the balance sheet as a noncurrent asset, represents that portion of the inventory that is not expected to be sold currently.

               BIOTECHNOLOGY TOOLS, INC.
  (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
            NOTES TO FINANCIAL STATEMENTS

                  SEPTEMBER 30, 1998


6. -  DEBENTURES PAYABLE

                                                              1998

      Subordinated debentures, maturing on July 1, 1996,
      quarterly principal payments plus interest at 12%.
      This debt is in default as of October 26, 1994 and
      is classified as currently payable.                   $63,705

7. -  INCOME TAXES

      The provision (benefit) for income taxes consisted of the following (in thousands):

                                                         Five months
                                                            ended
                                                         September 30,
                                                             1998
      Current:
        Federal                                              $125
        State                                                  18
      Deferred:
        Federal                                             (585)
        State                                                (83)
                                                           $(525)


      The reconciliation of reported income tax expense to the amount of income tax expense that would result from applying domestic federal statutory tax rates to pretax income is as follows (in thousands):

                                                         Five month
                                                            ended
                                                        September 30,
                                                            1998

      Statutory federal income tax                            $5
      State income tax-net of federal benefit                  1
      Valuation allowance change                           (531)
                                                          $(525)

                  BIOTECHNOLOGY TOOLS, INC.
     (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
                NOTES TO FINANCIAL STATEMENTS

                     SEPTEMBER 30, 1998


7. -  INCOME TAXES (continued)

      The components of deferred tax assets and liabilities were as follows (in thousands):

                                                    September 30,
                                                        1998
      Deferred tax assets:
        Net operating loss carryforward               $   273
        Officers deferred compensation                    170
        Inventory reserves                                105
        Accounts receivable reserve                        56
        Other liabilities and reserves                     48
        Total deferred assets                         $   652

      Deferred tax liabilities:
        Disqualification of disc                      $   127

      Net deferred tax assets                         $   525

      SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At April
30, 1998, a valuation allowance for the full amount of the net deferred tax asset was recorded because of pre-1998 losses and uncertainties as to the amount of taxable income that would be generated in future years. Due in large part to cost reductions, the Company's taxable income has increased substantially. In the current period, management determined that it was more likely than not that future taxable income would be sufficient to enable the Company to realize all of its deferred tax assets. Accordingly, no valuation allowance has been recorded at September 30, 1998.

8. -  COMMITMENTS

      The Company has entered into a lease agreement for office space. The lease expires in December 1999. Additionally, the Company subleases shipping and warehouse space from an affiliate on a month to month basis. Rental expense under the operating lease and sublease for the five months ended September 30, 1998 was $39,415. Remaining commitments under the lease mature as follows:

      Twelve months ending
      September 30,                                       Amount

       1999                                           $    80,746
       2000                                                20,582
                                                      $   101,328

                   BIOTECHNOLOGY TOOLS, INC.
      (FORMERLY RESEARCH AND MANUFACTURING COMPANY, INC.)
                 NOTES TO FINANCIAL STATEMENTS


                     SEPTEMBER 30, 1998


9. -  RELATED PARTY TRANSACTIONS

      The Company currently rents shipping and warehouse space on a month to month basis from Denvu LLC, a company owned by it's Chairman and President. The rent expense paid and accrued to Denvu during the period amounted to $7,500.

      The Company bills Denvu for use of its office supplies, shipping services, equipment and certain employees' time plus administrative overhead for measured services performed for Denvu. These charges amounted to approximately $21,000 for the five months ended September 30, 1998. Additionally, Denvu reimbursed the Company approximately $109,000 for payroll services performed by the Company. The above charges and reimbursements were recorded as an offset to the various expenses on the Company's books, which neither effects reported revenues and expenses nor results in any income or loss.

      The Company purchases equipment and services related to its cryogenic product line from a company owned by the son of its Chairman. These purchases for the five months ended September 30, 1998 amounted to approximately $158,000.

10. - STOCK SUBSCRIPTION RECEIVABLE

      On September 29, 1994 certain officers of the Company agreed to purchase stock in the Company at $.50 per common share payable in five years at 6% interest per annum. Due to a decline in the value of the Company shortly thereafter, the Company changed the share purchase price to $.001 per share. As a result of the merger agreement the officers agreed to retroactively reinstate their original purchase price of $.50 per common share plus the 6% interest on the unpaid balance to October 14, 1998. The prior year financial statements have not been restated to reflect this change because notes payable plus accrued interest would have been fully reserved. The accrued interest receivable as of September 30, 1998 was $281,814 and the note receivable for the stock subscription was $1,172,619.

11. - CONCENTRATION OF CREDIT RISK

      Trade receivables potentially subject the Company to credit risk. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company has historically incurred minimal credit losses.

12. - DEFERRED SAVINGS PLAN

      Under section 401(k) of the Internal Revenue Code of 1986, the Board of Directors adopted, effective May 1, 1998, a tax-qualified deferred compensation plan for employees of the Company. Participants may make contributions which defer up to 20% of their total salary, up to a maximum for fiscal 1999 of $10,000. The Company may, at its sole discretion, make cash contributions each plan year in amounts which match up to 100% of the salary deferred by the participants.

Item 7(b)


             VENTANA MEDICAL SYSTEMS, INC.

     INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
           CONSOLIDATED FINANCIAL STATEMENTS


  Ventana  Medical  Systems, Inc. ("Ventana")  acquired
Biotechnology Tools, Inc. ("Biotechnology") on  October
14,   1998.   The  accompanying  unaudited  pro   forma
condensed  consolidated balance sheet as  of  September
30, 1998 has been prepared as if the acquisition of Biotechnology had been consummated as of that date. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December
31, 1997 and for the nine months ended September 30, 1998 have been prepared as if the acquisition of Biotechnology had been consummated as of January 1, 1997.

  The  pro forma information is based on the historical
financial  statements  of  Ventana  and  Biotechnology,
giving  effect  to the transaction under  the  purchase
method   of   accounting  and   the   assumptions   and
adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements.

  The  pro  forma  information  is  not  indicative  of
actual  results that would have been achieved  had  the
acquisition  actually been completed as  of  the  dates
indicated, nor is it indicative of the future operating
results or financial position of Ventana. The pro forma
adjustments  are based upon information and assumptions
available  at the time of filing this Form 8-K/A.   The
pro  forma  condensed consolidated financial statements
should  be  read  in  conjunction with  the  historical
financial  statements of Ventana and the related  notes
thereto  previously  filed  with  the  Securities   and
Exchange   Commission  and  the  historical   financial
statements of Biotechnology and the related notes thereto include elsewhere in this Form 8-K/A.

             VENTANA MEDICAL SYSTEMS, INC.

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE
                         SHEET
               As of September 30, 1998
                    (in thousands)

                        ASSETS


                              Ventana      Biotechnology     Pro Forma      Pro Forma
                             Historical      Historical     Adjustments    As Adjusted
Current assets:
Cash and cash equivalents     $17,275         $    3         $(3,800)(1)(2)   $13,478
Accounts receivable            11,581            542                -          12,123
Inventories                     8,157          1,521                -           9,678
Other                           3,073            294            (284)(2)        3,083
Total current assets           40,086          2,360          (4,084)          38,362
Property, plant and
  equipment, net                6,901             72                -           6,973
Intangibles, net                7,637              -            5,146(3)       12,783
Other assets                        -            717            (525)(4)          192
Total assets                  $54,624         $3,149          $   537         $58,310


         LIABILITIES, AND STOCKHOLDERS' EQUITY


Current liabilities:
Accounts payable               $2,374        $   836          $     -         $ 3,210
Other current liabilities       3,224          1,597            1,200(5)        6,021
Total current liabilities       5,598          2,433            1,200           9,231

Long term debt                  1,826             53                -           1,879

Stockholders' equity (deficit)
Common stock                       13              4              (4)(6)           13
Additional paid in capital     78,148          2,191          (2,191)(6)       78,148
Subscriptions receivable            -        (1,173)            1,173(2)            -
Accumulated deficit          (30,532)          (359)              359(6)     (30,532)
Accumulated other
  comprehensive losses          (429)              -                -           (429)
Total stockholders'
  equity (deficit)             47,200            663            (663)          47,200
Total liabilities and
  stockholders' equity        $54,624         $3,149         $    537        $ 58,310


See accompanying notes.

             VENTANA MEDICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                      OPERATIONS

         For the Year Ended December 31, 1997
         (in thousands, except per share data)


                       Ventana      Biotechnology    Pro Forma    Pro Forma As
                     Historical     Historical(1)   Adjustments     Adjusted

Net sales              $32,153          $5,226        $   -          $37,379
Cost of goods sold      11,138          2,876             -           14,014
Gross profit            21,015          2,350                         23,365

Operating expenses:
Research and development 3,050            192             -            3,050
Selling, general and
  administrative        16,953          2,185             -           19,330
Nonrecurring expenses    1,656              -             -            1,656
Amortization of
  intangibles              509              -           343(6)           852
Loss from operations   (1,153)           (27)         (343)          (1,523)
Interest (expense)
  income                   781          (136)         (190)(2)           455
Other income                 -            645         (645)(3)             -
Net (loss) income     $  (372)        $   482      $(1,178)        $ (1,068)
Net loss per share
  basic and diluted   $  (.03)                                       $ (.08)
Weighted average shares
  outstanding           12,778                                        12,778

See accompanying notes.

             VENTANA MEDICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                      OPERATIONS

     For the Nine Months Ended September 30, 1998
         (in thousands, except per share data)


                        Ventana    Biotechnology   Pro Forma  Pro Forma As
                       Historical   Historical(1)  Adjustments  Adjusted

Net sales              $33,045         $3,924        $   -       $36,969
Cost of goods sold      10,233          2,259            -        12,492
Gross profit            22,812          1,665            -        24,477

Operating expenses:
Research and development 4,026            133            -         4,159
Selling, general and
  administrative        16,220          1,822            -        18,042
Amortization of
  intangibles              382              -          257(6)        639
Income (loss) from
  operations             2,184          (290)        (257)         1,637
Interest (expense)
  income                 1,066            219        (425)(4)(2)     860
Other income                 -            736        (736)(5)          -
Net income (loss)     $  3,250        $   665     $(1,418)      $  2,497
Net income per share:
  Basic               $    .24                                  $    .19
  Diluted             $    .22                                  $    .17
Weighted average
  shares outstanding:
  Basic                 13,301                                    13,301
  Diluted               14,691                                    14,691

See accompanying notes.

             VENTANA MEDICAL SYSTEMS, INC.

        NOTES TO UNAUDITED PRO FORMA CONDENSED
           CONSOLIDATED FINANCIAL STATEMENTS
         (in thousands, except per share data)

  The  Company  acquired Biotechnology  for  $6,457  on
October 14, 1998.  The pro forma condensed consolidated
balance sheet reflects the Company's financial position
as  if  it had acquired Biotechnology on September  30,
1998.  The pro forma results of operations reflect  the
Company's   operations   as   if   it   had    acquired
Biotechnology on January 1, 1997.  The acquisition  has
been  accounted for as a purchase.  The composition  of
the   consideration  paid  for  Biotechnology  and  the
allocation of the purchase price is presented below:

The purchase price for Biotechnology consisted of:
Cash consideration                                    $3,800
Offset for amounts due from management shareholders    1,457
Escrow for contingencies                               1,200
Total purchase price                                  $6,457

The purchase price was allocated as follows:
Tangible net assets                                   $1,311
Goodwill and other intangibles                         5,146
                                                      $6,457

  The   purchase  price  allocation  shown   above   is
preliminary and subject to change.

  Intangible assets consist primarily of goodwill, which is amortized over the estimated useful life of 15 years.

Balance Sheet Adjustments
(1) Reflects the payment by Ventana of $5,257 of cash consideration to Biotechnology shareholders.

(2) Reflects the receipt of $1,457 in cash from Biotechnology shareholders for stock subscription and related accrued interest income receivables.

(3)      Reflects  the  goodwill  resulting  from   the
  purchase  of  Biotechnology,  amortizable   over   15
  years.    The   amount  allocated  to   goodwill   is
  preliminary and subject to change.

(4) Reflects the establishment of a valuation allowance for Biotechnology's deferred tax assets.

(5) Reflects the contingent consideration payable to Biotechnology's shareholders in connection with the purchase by Ventana.

(6) Reflects the elimination of Biotechnology's equity accounts as of the balance sheet date, after giving effect to the transactions noted in (2) and
  (4) above.

Statement of Operations Adjustments
(1)     Biotechnology's historical fiscal year ends  on
  April  30.   Biotechnology's  historical  results  of
  operations  have  been adjusted to  a  calendar  year
  basis  to  conform  with  the  reporting  period   of
  Ventana.

(2) To record the forgone interest income from the net cash used to purchase Biotechnology ($190 in 1997, $143 for nine months ended September 30,
  1998).

(3)     Biotechnology's historical results  included  a
  gain  on  the  sale  of  a building.   As  such  non-
  recurring gain is not indicative of the operations of the combined entity, it has been deducted in computing pro-forma income.

(4)      Biotechnology's  historical  results  included
  interest  income  recognized on  stock  subscriptions
  receivable  from certain officers.   Such  income  is
  not indicative of the operations of the combined entity and has therefore been deducted in computing pro-forma income.

(5)      Biotechnology's  historical  results  included
  gains  on  extinguishment of debt  and  the  sale  of
  equipment ($211) and the recognition of deferred  tax
  assets  ($525).  Such other income is not  indicative
  of  the  operations of the combined  entity  and  has
  therefore   been  deducted  in  computing   pro-forma
  income.

(6)     To record the amortization of goodwill (15 year
  life)    established   in   connection    with    the
  Biotechnology purchase.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 28, 1998       VENTANA MEDICAL SYSTEMS, INC.



                                By: /s/ Pierre Sice
                                   ---------------------------------------
                                   Pierre Sice
                                   Vice President, Chief Financial Officer,
                                   Treasurer and Secretary